SARTAM INDUSTRIES/ZANN CORP., EITHER/ OR, AUTOFAST
                          EXCLUSIVE LICENSING AGREEMENT

     THIS AGREEMENT is made the 19th day of August by and between Sartam Industries, a corporation duly organized and existing under the laws of the State of Florida, with offices at 151 Vollmer Ave., PO Box 2152, Oldsmar, FL 34677-2152, USA (hereinafter called "Licensor" or "Company A") and Zann Corp., either/or, a corporation duly organized and existing under the laws of the State of Florida, with offices at 1549 North Leroy Street, Suite D-200, Fenton, Michigan 48430, USA (hereinafter called "Licensee" or "Company B") as well as their successors and assigns

                                    ARTICLE 1

     As used in this Agreement, the terms set forth below shall have the definitions indicated:

Expression Meaning

Patented Products:           Semi-Automatic Rivet Application Tools.  (SRAT) US Patent #'s
                             5,136,873,5,163,873; EP App. 92 942 216.2 and packaging
                             machines.  Rivet Magazine for SRAT. US Patent #: 5,184,497 and,
                             or all Magazines.

Related Technology:          All developments, modifications, additions, and discoveries thereon, as developed by Company B which relate directly to or rely on the patented products or "prior art" of the patented products, including, but not limited to, the Rivet Insertions and
                             Packaging Machine, and all newly developed products which
                             incorporate any portion of the patented products into said products design.

Unrelated Technology:        All developments, modifications, additions, and discoveries, as developed by Company B which are not directly related to or relying on a "prior art" the patented products, but nonetheless are useful, complimentary, or otherwise act to enhance the overall value of the patented products.

Territory:                   United States, Europe, and any countries that fall under the PCT.

Gross Sales:                 For purposes of calculating royalty payments, gross sales shall mean the sales price charged to the licensee's or sublicensee's customers, exempt from any and all taxation, freight and prompt payment or dealer discounts.  Gross sales should also be before any manufacturing costs, sales costs, or any other cost to do business.


                                      - 1 -

Net Sales:                   For purposes of calculating royalty payments, net sales shall mean the sales price charged to the licensee's or sublicensee's customers, after taxation, freight and prompt payment or dealer discounts.
                             Net sales should also be after manufacturing costs, sales costs, or any other cost to do business.

Designated Representatives:  For purpose of communication between the parties to this
                             Agreement, Company A's designated representative shall be
                             James L. Hopkins, and Company B's designated representative will be Robert C. Simpson.

                                    ARTICLE 2

     2.1     Grant of License.  This  Agreement  is  set  for five (5) years and
             ----------------
will be renegotiated between Company A and Company B after five (5) years. Company A hereby grants to Company B during the term of this Agreement of exclusive right and license to manufacture, market, distribute, and sell the products in the Territory. The license hereby granted shall include the right to sub-license without the prior written consent of Company A, however any sublicenses issued hereunder by Company B shall not exceed the scope of the authority given hereunder in this Exclusive Licensing Agreement to Company B by Company A or they shall sub licensees must agree to Arbitration of any and all disputes arising hereunder, with venue only in the County of Sarasota in the State of Florida, and must further agree to the provisions of this Agreement relating to non-competition and confidentiality and rights upon termination.

     2.2 Company B shall maintain the patent in the Territory and defend the patents against validity challenges of third parties at its own costs.

     2.3     Transfer of Know How.  Company  A  agrees  during  the term of this
             --------------------
Agreement to make known to Company B all its know-how in the processing, manufacture, or fixtures used in the manufacturing of the Products and to this end agrees to supply Company B, now and as the same hereafter be developed to include:

          a. Complete specifications and drawings of Product designs, both of the tools and the magazines.

          b. The right of reasonable visitation by appointment for event showing and demonstrating the complete process for manufacturing the Products to Company B's appointed representatives.

          c. To disclose to Company B in detail all the steps for manufacturing the Products.

          d. To provide drawings where available of all special machines and tooling for the performance of the various steps in the manufacture of said Products.


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
     2.4     Modifications  by  Company  B.  All  Related  Technology  shall  be
             -----------------------------
disclosed and explained by Company B to Company A, and Company A shall thence forward automatically have sole and exclusive rights to such intellectual property for the use of the same. Company B shall automatically have a license for the use of the same for the term of this Agreement, without royalties other than those fees specified in the below sections.

                                    ARTICLE 3

                                     ROYALTY
                                     -------

     Company B agrees to make the following payments to Company A as compensation for the know-how and the license of Company A's patents granted to Company B hereunder.

     3.1     Royalty.  Company  B shall pay to Company A a royalty calculated at
             -------
the rate of [***] Sales of all Patented Products and all products related to the riveting system regardless whether the sales are made by Company B or any of its sub licensees relating to the subject matter and scope of the Exclusive Licensing Agreement. If after the fifth (5th) year of this Agreement, Company A or Company B determines that the market in the Territory necessitates a different royalty schedule, Company A and Company B shall attempt to renegotiate an acceptable and equitable royalty schedule. After the fifth (5th) year of this Agreement, Company A and Company B shall attempt to renegotiate an acceptable and equitable royalty schedule based on Net Sales thus far. If both Company A and Company B do not come to an agreement then both parties waive their right to a trial before a Judge or Jury and agree to submit this matter to binding arbitration. The scope of any arbitration award hereunder shall be limited to an appropriate and equitable royalty schedule for a five year period.

     The royalty schedule for the sale of the Systems subject to this Agreement shall be based on a five year schedule whereby (1) Company B will manufacture and market a minimum of 24 packaging machines and a minimum of 100 tools for inventory in year one of the Agreement; (2) design, manufacture, and market to OEM customers in year one; and (3) to market the semi-automatic tool to Company B's remaining customer base in year one.

     3.2     Sales.  Company B's responsible for marketing the Patented Products
             -----
to the industries standard and to it's utmost potential.

     3.3     Payment  Schedule.  During  the  first  five  year  period  of this
             -----------------
Agreement, and after the first 2.5 million dollars of gross sales hereunder, Company B will provide royalty on all subsequent gross sales as provided above to Company A on a financial quarterly basis. These payments will be calculated on [***] sales of Company B, as well as its sub licensees hereunder.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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
     3.4     Reports.  Coincident  with  the  remittance  of  royalty  payments,
             -------
Company B shall provide to Company A statements setting forth a list of all Products or components of the Products sold, and, if so requested by Company A, the names of the customers therefore during the relevant quarterly period. Any sub licensees of Company B must further agree to give full and complete audit rights to Company A and such sub licensees must agree to the provisions of this agreement with respect to the maintenance of books, records and reports.

     3.5     Books and Records.  Company B agrees to maintain book, records, and
             -----------------
accounts in accordance with generally accepted accounting principles covering its operations and containing all information necessary for the accurate calculation of the net sales of Products or components of the Products and will deliver to Company A with each remittance referred to in clause 3.3 hereof a statement verified by its accountant or auditor confirming the amount of Gross Sales of Products and components of Products for the preceding quarterly period.

     3.6     Affiliated Entities.  In the event of any subsidiary or associated
             -------------------
company of Company B being concerned with the sale of the Products or components thereof or carrying out an Assembly operation, the provisions of this Clause 3 shall apply to that company and the sales or an Assembly operation by that company shall be deemed to be a sale or an Assembly operation by Company B for the purposes of this Agreement.

                                    ARTICLE 4

                             REPORTS AND REMITTANCES
                             -----------------------

     Company B shall at all times keep complete and proper records of all products subject to this Agreement. Sales shall be considered made quarterly on the date of invoice or shipment, whichever shall occur later. On or before each financial quarter end during the term of this Agreement, Company B shall send Company A a full statement in writing showing total sales of Licensed Products manufactured and sold by Company B under this Agreement during the preceding calendar quarter together with a computation of royalties due to Company A with respect such Licensed Product sales, such statements, if Company A shall so require, to be certified by the chief and financial officer of Company B. Each such statement shall be accompanied by the proper royalty then payable to Company A as shown in such statement. Company A reserves the right, at any time during normal business hours, to have a correctness of any statement provided by Company B pursuant to this Section audited, at Company A's expense, by an independent certified public accountant chosen by Company A, who shall examine the books and records of Company B pertinent to this Agreement and report to Company A on the accuracy of such statements.

                                    ARTICLE 5

                             AFFIRMATIVE OBLIGATIONS
                             -----------------------

     Company B hereby agrees to the following affirmative obligations:

     5.1 Company A would have all its debt and ongoing expenses paid by Company B. Company B will pay all valid Company A's expenses. Company B will provide consideration for the ELA as payment of all Company A's debts and expenses as required including wages of those employees assigned to Company B. Company B will manage all financial and legal activities including billing and collection. Company A will not incur any debt without Company B's approval.

     5.2 Company A will assist Company B audit by its internal and external auditors. Company A will comply with the required audit facilitated by Company B and performed by an independent auditor.

     5.3 Company A will retain its Officers Board of Directors. Company A will not be required to have any employees outside its officers. Any Company A employees' wages would be approved by Company B and paid by Company B for work performed. (There should not be any need for Company A employees since all services are being provided by Company B.) Company B would begin execution at the point after signing when Company A specified employees are put on the Company B's payroll. Company A will not sell or issue any Company A stock unless approved by Company B. Company B would manage all financial and legal activities including billing and collection.

     5.4 To the extent feasible, the parties to this Agreement intend that Company A will be essentially dormant while Company B develops the business. Company A will essentially act as an asset holder and fiduciary for Company A's shareholders. Company A will provide consultants according to requests by Company B as per individual contract. Company B will make financial information available to Company A's officers within 2 weeks of real time or better (normally real time on line) to be worked out between CFO's. Company B will manage all administrative activities including legal, financial, accounting, human resources, sales and marketing etc. for Company B. Company B will develop a center of expertise (COE) for product development and process engineering. Company B will set up facilities for manufacturing of magazines and process capability studies etc.

     5.5 Company B will fund all Company A and Company B operations up to $5,000,000.00 over a 24-month period. Company B will provide capital for Company A's operations as per budget as agreed to by Company B in the amount of $5,000,000.00 before August 31, 2007.

                                    ARTICLE 6

                                   TRADE NAME
                                   ----------

     Company A and Company B hereby agree that all trademarks and trade names relating to products subject to this Agreement shall be registered in the Territory. Company A will allow the use of Company A's name as specified. Company B will form a new corporation (working name: AutoFast Inc.) under which all ELA business will eventually be conducted and otherwise made subject to the terms and conditions of this Agreement.

                                    ARTICLE 7

                                 QUALITY CONTROL
                                 ---------------

     Company B and sub licensees shall provide reasonable quality and manufacturing standards with respect to products licensed, manufactured, and marketed under this Agreement.

                                    ARTICLE 8

                                    DILIGENCE
                                    ---------

     Company B agrees that it will use its best efforts to promote sales of the Products in the Territory to as wide as extent as its facilities shall permit on a scale consistent with early achievement of maximum market penetration. Company B agrees to use its best efforts to promote the entire line of products that are and may be subject to this Agreement and to cooperate whenever needed to obtaining acceptance of the Products at customer level and to establish the same to military and other specifications as required from time to time. Company B must perform to industry standards.

                                    ARTICLE 9

                               LIABILITY INSURANCE
                               -------------------

     Promptly after the date this Agreement is executed (but in no event later than the date the Licensee's Products are first manufactured), the Licensee and any sub licensees shall obtain and keep the effect during the term of this Agreement, at its sole cost and expense, all risk product liability insurance in an amount acceptable to Company A and shall promptly provide Company A with evidence.

                                   ARTICLE 10

                                 INDEMNIFICATION
                                 ---------------

     Company B shall indemnify and hold harmless Company A from and against any and all damages, liabilities, costs, and expenses incurred by Company A in connection with any final judgment arising out of or resulting from: (1) the breach, by Company B of this Agreement, (2) the manufacture, distribution or sale of Licensed Products; (3) any unauthorized use by Company B or any Affiliate, Subsidiary, or sublicense of the products; and (4) any defects (design or otherwise) or inherent dangers in the products manufactured by Company B. To the extent that any sub licensees are issued by Company B, any such sub licensees shall agree to Indemnification as provided herein.

                                   ARTICLE 11

                                 NON-COMPETITION
                                 ---------------

     Company B agrees that during the existence of this Agreement it will not manufacture, market, sell, or distribute any tools or mechanisms, not already a part of Company B's current product line, that are similar in nature to the products subject to this Agreement. Company A will not compete with Company B. Any sub licensees of Company B must agree to this provision.

                                   ARTICLE 12

                                 CONFIDENTIALITY
                                 ---------------

     12.1 All Technical Information, trade secrets, know-how, proprietary information, data, and any of the methods, techniques, or other information furnished or made available by either parry hereunder, whether directly or indirectly through furnishing of Technical Assistance (hereinafter "Confidential Information"), and when designated as confidential when furnished is for receiving party's own use in connection with the manufacture and assembly of Selected Items by receiving party and is to be kept confidential, in accordance with the standards set forth in the next paragraph, by receiving party for five
(5) years from its receipt of the Confidential Information or for the original term of this Agreement, whichever is longer.

     12.2 Such Confidential Information is not to be given, sold or disclosed by receiving party to any other party without prior written consent of disclosing party. The parties agree to use their best efforts to maintain the confidentiality of the Confidential Information disclosed to them and each shall use no less than the same safeguards as it disclose Confidential Information only to its officers and employees whose duties reasonably require familiarity with such information, and receiving party shall obtain from such officers and employees legally enforceable undertakings not to disclose Confidential Information, or knowledge derived there from, to any third party or to use such information for any purpose other than those contemplated by this Agreement. Except as otherwise agreed by the parties, receiving party shall be required at its own expense to take such legal actions as may be reasonable necessary to enforce such undertakings.

     12.3 The confidentiality obligation of receiving party under paragraph Al above shall not apply to Confidential Information which:

          a. Is or becomes publicly known through no wrongful act of receiving party or its employees

          b. Is received by receiving party without restriction from a third party without breach of any obligation of nondisclosure.

          c. Is or has been independently developed by receiving party as shown to the satisfaction of disclosing party by written records;

          d. Is contained in any published patent or published patent application or which becomes published or otherwise generally known to receiving party through wrongful act or receiving party, from and after the date it becomes published or generally known; or

          e.     Is disclosed pursuant to governmental or judicial requirement.

     12.4 Nothing contained herein is intended to limit in any way the confidentiality obligations set forth in this Agreement.

     12.5 These provisions are binding upon Company A, Company B, any Sub licensees of Company B, as well as all successors and assigns.

                                   ARTICLE 13

                                  MISCELLANEOUS
                                  -------------

     13.1 Company B is interested in exploring the possibility of acquiring all of the capital and preferred stock (the "Stock") or the assets (the "Assets") of Company A on the terms that would be mutually agreeable.

     13.2 In the event that either part to this Agreement shall be determined to be in violation of any statute, or law, governmental regulation, decree of a court of competent jurisdiction, or unenforceable for any reason, such part shall be deemed severed from this Agreement, but the remainder of this Agreement shall continue in full force and effect.

     13.3 The failure of either party to exercise any right or to demand the performance by the other party of duties required hereunder shall not constitute a waiver of any rights or obligations provided for herein.

     13.4 Company B shall assume, and be solely responsible for, any and all liability,, loss, expense, or damage to property or personal injuries arising out of, or resulting from, any Technical Information, Technical Assistance, other services, or Licenses provided by Company A hereunder, and Company B shall indemnity and hold Company A harmless from and against any product liability claim which a third party may have against Company A arising out of, or resulting from, any Technical Information, Technical Assistance, other services, or Licenses provided by Licensor hereunder.

                                   ARTICLE 14

                           ASSIGNMENT OF THE AGREEMENT
                           ---------------------------

     This Agreement may not be assigned by either party, and shall not inure to the benefit of any trustee in bankruptcy, receiver, or other successor of either party without the prior written consent of the other party hereto. If Company B shall file for or be adjudged bankrupt or insolvent, Company A shall have the right to terminate this Agreement.

                                   ARTICLE 15

                          GOVERNING LAW AND ARBITRATION
                          -----------------------------

     It is the intention of the parties hereto, that they will act in good faith with each other at all times and attempt to settle any dispute, controversy or difference, which may arise between them in connection with this Agreement, or the breach thereof, by amicable discussions and negotiation. If and when such dispute, controversy or difference is not settled by such means, then such disputes, controversies, or differences shall be finally settled by (a) alternative dispute resolution mechanisms agreed upon by the parties, or failing such agreement, by (b) arbitration pursuant to the International Commercial Arbitration Rules of the American Arbitration Association. The parties hereto recognize and understand that they are waiving their rights to have their claims heard by a Judge or

Jury and that they intend to submit all disputes hereunder to binding Arbitration, including but not limited to claims for injunctive and/or equitable relief. The parties agree to be bound by any award issued as a result of such arbitration and that such award may be enforced by any court of competent jurisdiction. The exclusive venue of any arbitration hereunder shall be in Sarasota County, in the State of Florida, in the United States.

                                   ARTICLE 16

                                     NOTICE
                                     ------

     Any notice or request required hereunder from one party to the other shall be made by letter, cable, radiogram, telephone, facsimile, or electronic mail. All such notices or requests shall be delivered or addressed to the party to receive same at the addresses indicated below.

                                   ARTICLE 17

                          ENTIRE AGREEMENT & AMENDMENT
                          ----------------------------

     This Agreement constitutes the entire agreement in respect of the subject matter hereof between the parties hereto and supersedes all previous negotiations, commitments and writings, and may not be changed or modified in any manner, orally, or otherwise, except by an instrument in writing signed by a duly authorized officer or representative of each of the parties hereto.

                                   ARTICLE 18

                                   TERMINATION
                                   -----------

     18.1 In the event that either party fails to perform any material obligation or undertaking to be performed by it under this Agreement, and such failure shall not be cured within ninety (90) days after written notice thereof from the other party, then a default shall have occurred and the other party shall have the right to terminate this Agreement forthwith by giving written notice of termination to the defaulting party.

     18.2 Notwithstanding paragraph 18.1, Company A reserves the right at any time during the term of this Agreement to terminate this Agreement at its sole discretion upon giving Company B (30) days' written notice if (a) the normal business of Company B as a commercial and industrial enterprise ceases,
(b) Company B has a receiving order made against it, (c) Company B has gone into liquidation or bankruptcy, or (d) Company B has gone into voluntary liquidation for purposes of reconstruction.

     18.3 If this Agreement is prematurely terminated by either party, Company B shall cease to use any trademarks in effect at the time of termination, make no further use of any drawings or designs associated with the products subject to this Agreement, and pay all accrued royalties due but not yet paid at the date of such termination.

     18.4 If Company A terminates Company B, Company A retains and owns its intellectual property, trade secrets, copyrights and trademarks. If Company B does not perform, Company A retains its equipment. Company A would retain all of the following:

          A.     All  packaging  machines  and  parts.

          B.     All  tools,  battery  or  nomadic.

          C.     All  new  designed  tools.

          D.     All  plastic  injection  molds  or  castings,

          E.     All  manufacturing  equipment,

          F.     All  of  its'  inventory.

          G.     Keeps  all  vendors  intact.

          H.     All  marketing  data.

          I. All drawings, CD's, anything that pertains to the riveting industry.

          J.     All  computers  and  electronic  equipment.

          K.     All  motor  vehicles  belonging  to  Sartam  Industies.

          L. All sales, customers, and marketing tools will belong to Sartam Industies.

     IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be executed in duplicate as of the date first above written by its duly authorized officer or representative.

                                          SARTAM INDUSTRIES, INC.

                                          Company A

                                          Licensor

                                          By:
                                             -----------------------------------
                                                 James L. Hopkins, Chairman

                                          By:
                                             -----------------------------------
                                                Dr. Remo Gaudiel, Board Member

                                          By:
                                             -----------------------------------
                                                   Don Crisp, Board Member

                                          By:
                                             -----------------------------------
                                                Dr. Danton Deguia, Board Member

                                          By:
                                             -----------------------------------
                                                   Heath Perry, Board Member

Witness:
        -----------------------------

     Witnessed by my hand and seal by James L. Hopkins, Dr. Remo Gaudiel, Don Crisp, Dr. Danton Deguia, and Heath Perry signed the foregoing instrument on the 19th of August, 2005 and produced proper identification or known to me.

State of: Florida
County of: Sarasota

-------------------------------------
Notary Public

                                          ZANN CORP., either/or AUTOFAST

                                          Company B

                                          Licensee

                                          By:
                                             -----------------------------------
                                              Robert C. Simpson, PhD., Chairman

Witness:
        -----------------------------

Witnessed by my hand and seal by Robert C. Simpson signed the foregoing instrument on the 22nd of August, 2005 and produced proper identification or known to me.

State of:
County of:

                                                    (Seal)
-------------------------------------
Notary Public


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